UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.    )

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FLEXSTEEL INDUSTRIES, INC.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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FLEXSTEEL INDUSTRIES, INC.

P.O. Box 877
Dubuque, Iowa 52004-0877

October 28, 2011

Office of the Chairman of the Board

Dear Shareholder:

You are cordially invited to attend the Annual Shareholders’ Meeting on Monday, December 12, 2011, at 2:00 p.m. We sincerely want you to come, and we welcome this opportunity to meet with those of you who find it convenient to attend.

Time will be provided for shareholder questions regarding the affairs of the Company and for discussion of the business to be considered at the meeting as explained in the notice and proxy statement which follow. Directors and other Company executives expect to be available to talk individually with shareholders after the meeting. No admission tickets or other credentials are currently required for attendance at the meeting, but we may request to see some identification to establish that you are a shareholder of the Company.

The formal notice of the meeting and proxy statement follow. I hope that after reading them you will sign, date and mail the proxy card, whether you plan to attend in person or not, to assure that your shares will be represented.

Sincerely,

L. Bruce Boylen
Chairman of the Board

Record Date:	October 14, 2011
Date of Meeting:	December 12, 2011
Time:	2:00 p.m.
Place:	Hilton Minneapolis 1001 Marquette Avenue Minneapolis, MN 55403

IMPORTANT

Whether you own one share or many, each shareholder is urged to vote, date, sign and return the enclosed proxy in the envelope provided which requires no postage if mailed in the United States.

FLEXSTEEL INDUSTRIES, INC.

P.O. Box 877
Dubuque, Iowa 52004-0877

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held December 12, 2011

TO THE SHAREHOLDERS:

The Annual Meeting of Shareholders of Flexsteel Industries, Inc. will be held at the Hilton Minneapolis, 1001 Marquette Avenue, Minneapolis, Minnesota 55403, on Monday, December 12, 2011 at 2:00 p.m. for the following purposes:

1.       To elect three (3) Class I Directors to serve until the year 2014 Annual Meeting and until their respective successors have been elected and qualified or until their earlier resignation, removal or termination.

2.       To transact such other business as may properly come before the meeting or any adjournments or postponements of the meeting.

October 14, 2011 has been fixed as the record date for the determination of common shareholders entitled to notice of, and to vote at, the meeting. Only holders of record at the close of business on that date will be entitled to vote at the meeting or any adjournments or postponements of the meeting.

Whether or not you plan to attend the meeting, please mark, date and sign the accompanying proxy and return it promptly in the enclosed envelope which requires no additional postage if mailed in the United States. If you attend the meeting, you may vote your shares in person even though you have previously signed and returned your proxy. Voting by ballot at the meeting cancels any proxy previously returned.

BY ORDER OF THE BOARD OF DIRECTORS

Timothy E. Hall
Secretary

October 28, 2011

PLEASE SIGN AND RETURN THE ENCLOSED PROXY PROMPTLY

FLEXSTEEL INDUSTRIES, INC.

P.O. Box 877
Dubuque, Iowa 52004-0877

PROXY STATEMENT
Annual Meeting of Shareholders to be Held
December 12, 2011

This proxy statement and the accompanying proxy is solicited on behalf of the Board of Directors, referred to as the Board, of Flexsteel Industries, Inc., referred to as the Company or Flexsteel, to be used at the Annual Meeting of Shareholders to be held on Monday, December 12, 2011, and any adjournments or postponements of the meeting, for the purposes set forth in the notice of meeting accompanying this proxy statement.

The mailing address of the corporate office and principal executive office of the Company is P.O. Box 877, Dubuque, IA 52004-0877. The approximate date on which this proxy statement and accompanying proxy card are first being mailed to shareholders is October 28, 2011.

PROXIES AND VOTING

Each shareholder who signs and returns a proxy in the form enclosed with this proxy statement has the unconditional right to revoke the proxy at any time prior to its use at the meeting. A shareholder can change his or her proxy or vote in one of three ways:

•	send a signed notice of revocation to our Secretary to revoke the previously given proxy;

•	send a completed proxy card bearing a later date than the previously given proxy to our Secretary indicating the change in your vote; or

•	attend the meeting and vote in person, which will automatically cancel any proxy previously given, or the shareholder may revoke his or her proxy in person, but a shareholder’s attendance at the meeting alone will not revoke any proxy that the shareholder has previously given.

If a shareholder chooses either of the first two methods, the shareholder must take the described action no later than the beginning of the meeting. Once voting on a particular matter is completed at the meeting, a shareholder will not be able to revoke his or her proxy or to change his or her vote as to that matter. Unless a shareholder’s proxy is so revoked or changed, the shares of common stock represented by each proxy received by the Company will be voted at the meeting and at any

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adjournments or postponements of the meeting. If a shareholder’s shares of common stock are held in street name by a broker, bank or other financial institution, such shareholder must contact them to change his or her vote. Execution of the proxy will in no way affect a shareholder’s right to attend the meeting and vote in person. If a shareholder specifies how the proxy is to be voted on any business to come before the meeting, it will be voted in accordance with such specification. If no specification is made, it will be voted FOR the election of Ronald J. Klosterman, Thomas M. Levine and Robert J. Maricich as Class I Directors (Proposal I). Mr. Klosterman has been previously elected by the shareholders. Thomas M. Levine and Robert J. Maricich were appointed to the Board on December 6, 2010. Mr. Boylen and Mr. Holloran have announced their retirement and are not standing for re-election.

As of the close of business on October 14, 2011, the record date for determining shareholders entitled to notice of, and to vote at, the meeting, the Company had 6,762,236 outstanding shares of common stock, par value $1.00 per share, which is the only class of the Company’s capital stock entitled to vote at the meeting. Each share of common stock issued and outstanding as of the record date is entitled to one vote upon each matter to be presented at the meeting, and cumulative voting for directors is not permitted. A quorum, consisting of a majority of the outstanding shares of common stock entitled to vote at the meeting, must be present in person or represented by proxy before action may be taken at the meeting.

Votes cast by proxy or in person will be counted by the inspector of election appointed for the meeting who will be present at the meeting. The affirmative vote of a plurality of the shares of common stock present in person or represented by proxy at the meeting and entitled to vote is required for the election of the director nominees named in this proxy statement. For Proposal No. I, the election of Class I Directors, the three nominees that receive the highest number of “FOR” votes will be elected. A “WITHHELD” vote will be counted for purposes of determining whether there is a quorum, but will not be voted in favor of the nominee with respect to whom authority has been withheld. A broker non-vote is treated as present for purposes of determining a quorum, but will not be counted as shares entitled to vote and will have no effect on the result of the vote.

While the Board knows of no other matter to be presented at the meeting or any adjournment or postponement of the meeting, all proxies returned to the Company will be voted on any such matter in accordance with the judgment of the proxies.

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EXPENSE OF SOLICITATION

The cost of the solicitation of proxies on behalf of the Board will be paid by the Company. Solicitation of proxies will be principally by mail. In addition, the officers or employees of the Company and others may solicit proxies, either personally, by telephone, by special letter, or by other forms of communication. The Company will also make arrangements with banks, brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy material to their principals and will reimburse them for reasonable expenses in so doing. Officers and employees of the Company will not receive additional compensation in connection with the solicitation of proxies.

PROPOSAL I

ELECTION OF DIRECTORS

Our Amended and Restated Articles of Incorporation permit the election of thirteen Directors. The Board currently consists of thirteen persons divided into three classes. At each Annual Meeting the terms of one class of Directors expire and persons are elected to that class for terms of three years or until their respective successors are duly qualified and elected or until their earlier resignation, removal or termination. The Nominating and Compensation Committee believes that, as a group, the nominees below bring a diverse range of backgrounds, experiences and perspectives to the Board’s deliberations.

Set forth below is information with respect to all Board members, including the nominees, their recent employment or principal occupation, a summary of their specific experience, qualifications, attributes or skills that led to the conclusion that they are qualified to serve as a director, the names of other public companies for which they currently serve as a director or have served as a director within the past five years, their period of service as a Flexsteel director and their age as of June 30, 2011.

The Board of Directors believes that the directors listed below come from a wide variety of business backgrounds, possess highly ethical standards, uncompromising integrity, operate in the best interest of the shareholders and the majority are independent as defined by the NASDAQ Stock Market listing standards.

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DIRECTORS WHOSE TERMS EXPIRE AT THE 2011 ANNUAL MEETING,
CLASS I

Thomas E. Holloran Age 81 Director since 1971	Professor Emeritus, College of Business, Senior Distinguished Fellow, School of Law, University of St. Thomas, St. Paul; former Director, Medtronic, Inc. (a medical device company).

Mr. Holloran has served nearly forty years on our Board.  Mr. Holloran brings knowledge of Flexsteel culture and expertise in business and law.

Mr. Holloran is a member and former Chair of the Audit and Ethics Committee and has served on the Nominating and Compensation Committee. Mr. Holloran has announced his retirement and is not standing for re-election.

L. Bruce Boylen Age 78 Director since 1993	Retired Vice President, Fleetwood Enterprises, Inc. (a public manufacturer of recreational vehicles and manufactured homes); Chairman of the Board, Flexsteel Industries, Inc., 2000 to present.

Mr. Boylen brings knowledge of Flexsteel culture and experience in finance, sales, marketing, manufacturing, human resources and operations.

Mr. Boylen has served on the Audit and Ethics Committee and as a member and former Chair of the Nominating and Compensation Committee. Mr. Boylen has announced his retirement and is not standing for re-election.

Ronald J. Klosterman Age 63 Director since 2005	Chief Executive Officer, 2006 to present; President, 2005 to present; Chief Operating Officer, 2005 to 2006; Director of Operations, 2004 to 2005; Executive Vice President and Chief Financial Officer, 1995 to 2005, Flexsteel Industries, Inc.; Director, EDSB (an Iowa bank); Director, Iowa Health System (network of hospitals in Iowa and Illinois).

Mr. Klosterman serves as the leader of Flexsteel and brings in-depth knowledge of Flexsteel’s business and culture and experience in finance, human resources, operations, manufacturing, and management. On September 30, 2011 Mr. Klosterman announced his plans to retire as President and Chief Executive Officer prior to the end of 2012.

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Thomas M. Levine Age 62 Director since 2010	Independent Management Advisor, 1995 to present; Executive Vice President, 1982-1999, Fostin Capital Corp (a venture capital investment management company); Vice President, 1982-1994, Foster Industries, Inc. (a private investment company); Partner, 1980-1982, Associate, 1974-1979, Berkman Ruslander Pohl Lieber & Engel (a corporate law firm).

Mr. Levine brings experience in general management, business and legal matters.

Mr. Levine is a member of the Audit and Ethics Committee. The Board has determined that he is an “audit committee financial expert” as defined by SEC rules.

Robert J. Maricich Age 61 Director since 2010	Chief Executive Officer, May 2011 to present, International Market Centers, L. P. (an owner and operator of showroom space for the furnishings, home décor and gift industries in High Point, NC and Las Vegas, NV); President and Chief Executive Officer, 2008-2011, World Market Center Ventures LLC (an operator of showroom space for the home furnishings, home décor and gift industries in Las Vegas, NV); President and Chief Executive Officer, 2000-2007, Senior Vice President Sales and Marketing, 1996-1999, Century Furniture Industries, Inc. (a furniture manufacturer); President, 1990-1996, Senior Vice President Sales and Marketing, 1989, Ladd Furniture Co., Inc. ( a furniture manufacturer).

Mr. Maricich brings experience in engineering, manufacturing, product development, sales and marketing and general management.

Mr. Maricich is a member of the Nominating and Compensation Committee.

DIRECTORS CONTINUING TO SERVE WHOSE TERMS EXPIRE
AT THE 2012 ANNUAL MEETING,
CLASS II

James R. Richardson Age 67 Director since 1990	Senior Vice President Sales and Marketing, 1994 to present, Flexsteel Industries, Inc. Mr. Richardson brings knowledge of Flexsteel culture, supply-chain management, human resources and marketing.

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Patrick M. Crahan Age 63 Director since 1997	Senior Vice President Commercial Seating, 2003 to present, Flexsteel Industries, Inc.; Trustee, University of Dubuque; Trustee, Dubuque Racing Association (not-for profit gaming); Director, Dubuque Bank and Trust Company (an Iowa bank).

Mr. Crahan brings knowledge of Flexsteel culture and experience in operations, manufacturing, sales, finance, human resources and general management.

Robert E. Deignan Age 72 Director since 2001	Senior Counsel, Baker & McKenzie LLP (law firm).

Mr. Deignan brings expertise in legal matters and general management.

Mr. Deignan is a member and former Chair of the Nominating and Compensation Committee and has served on the Audit and Ethics Committee.

Mary C. Bottie Age 52 Director since 2003	Retired Vice President Marketing and General Management, Motorola, Inc. (a public integrated communications and embedded electronic solutions company).

Ms. Bottie brings expertise in general management, operations, marketing, sales and human resources.

Ms. Bottie is Chair of the Nominating and Compensation Committee and has served on the Audit and Ethics Committee.

DIRECTORS CONTINUING TO SERVE WHOSE TERMS EXPIRE
AT THE 2013 ANNUAL MEETING,
CLASS III

Jeffrey T. Bertsch Age 56 Director since 1997	Senior Vice President Corporate Services, 1989 to present, Flexsteel Industries, Inc.; Director, American Trust and Savings Bank (an Iowa bank).

Mr. Bertsch brings knowledge of Flexsteel culture and provides insight and perspective on operations, finance, supply-chain management and information technology.

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Lynn J. Davis Age 64 Director since 1999	Retired President and Chief Operating Officer, 2005 to 2006, August Technology (a public supplier of inspection equipment for microelectronic industry); Partner, 2002 to 2005, Tate Capital Partners (private investment firm); President, 2001, ADC Telecommunications, Inc. (a public supplier of network infrastructure products and services); Director, Automated Quality Technologies, Inc. (manufacturer of non-contact measurement equipment); Director and Chairman of Compensation Committee, Superconductor Technologies, Inc. (a public manufacturer of high temperature superconducting materials).

Mr. Davis brings a wide range of experience through his service in various management roles and as an independent director.   Mr. Davis brings experience in finance, general management, human resources, marketing, sales and manufacturing.

Mr. Davis is a member of the Audit and Ethics Committee and has served on the Nominating and Compensation Committee. The Board has determined that he is an “audit committee financial expert” as defined by SEC rules.

Eric S. Rangen Age 54 Director since 2002	Senior Vice President and Chief Accounting Officer, 2006 to present, UnitedHealth Group (a public diversified health and well-being company); Executive Vice President and Chief Financial Officer, 2001 to 2006, Alliant Techsystems Inc. (a public advanced weapons and space systems company); Partner 1994 to 2001, Deloitte & Touche LLP (an accounting firm).

Mr. Rangen brings experience in finance, general management, and human resources.

Mr. Rangen is Chair of the Audit and Ethics Committee and has served on the Nominating and Compensation Committee. The Board has determined that he is an “audit committee financial expert” as defined by SEC rules.

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Nancy E. Uridil Age 59 Director since 2010	Senior Vice President, 2005 to present, Moen Incorporated (plumbing and accessories for residential and commercial use); Senior Vice President, 2000-2005, Estee Lauder Companies (skin care, makeup, fragrance and hair care products); Senior Vice President, 1996-2000, Mary Kay, Inc. (cosmetics and direct marketing); Multiple positions from 1974-1996, Proctor & Gamble (consumer packaged goods).

Ms. Uridil brings operational expertise in engineering, quality controls and worldwide distribution and logistics.

Ms. Uridil is a member of the Nominating and Compensation Committee.

The Board has determined that the Board shall consist of 11 members and has nominated, based on the recommendation of the Nominating and Compensation Committee, Ronald J. Klosterman, Thomas M. Levine and Robert J. Maricich for election as Class I Directors of the Company. Mr. Klosterman has been previously elected by the shareholders. Mr. Levine and Mr. Maricich were appointed to the Board on December 6, 2010. Mr. Boylen and Mr. Holloran have announced their retirement and are not standing for re-election. The Class I Directors’ next term expires at the 2014 Annual Meeting or upon their respective successors being elected and qualified or until their earlier resignation, removal or termination. It is the intention of the proxies named herein to vote FOR these nominees unless otherwise directed in the proxy.

All nominees named above have consented to serve as Directors if elected. In the event that any of the nominees should fail to stand for election, the persons named as proxy in the enclosed form of proxy intend to vote for substitute nominees as may be selected by the Board. The proxies cannot be voted for a greater number of persons than the number of nominees named in this proxy statement.

The Board recommends a vote for its Director nominees named in this proxy statement. Proxies solicited by the Board will be so voted unless shareholders specify otherwise in their proxies.

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EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth the cash and non-cash compensation for the last two fiscal years awarded to or earned by (i) the individual that served as our principal executive officer (“Chief Executive Officer”) during our fiscal year ended June 30, 2011, referred to as fiscal 2011 and (ii) our two most highly compensated individuals who served as executive officers of Flexsteel other than our Chief Executive Officer at the end of fiscal 2011. The Chief Executive Officer and the two executive officers named below are collectively referred to in this proxy statement as the named executive officers.

Name and Principal Position	Year	Salary ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)	Total ($)
Ronald J. Klosterman	2011	500,100	180,060	36,300	289,160	215,638(4)	1,221,258
President and Chief Executive Officer	2010	477,600	169,260	41,000	305,670	215,875(4)	1,209,405
Donald D. Dreher	2011	391,200	—	24,200	263,200	37,344(5)	715,944
Senior Vice President and President and Chief Executive Officer of DMI Furniture, Inc.	2010	382,200	—	24,600	162,370	34,400(5)	603,570
James R. Richardson	2011	306,000	55,080	24,200	132,310	69,671(4)	587,261
Senior Vice President Marketing	2010	299,250	53,460	24,600	163,040	71,758(4)	612,108

__________________

(1)	The amounts shown represent the potential three-year performance stock awards granted under the Long-Term Management Incentive Plan during each fiscal year. No shares will be issued unless the minimum specific performance goals set by the Nominating and Compensation Committee are met. The 2011 three-year performance period is July 1, 2010 – June 30, 2013. The 2010 three-year performance period is July 1, 2009 – June 30, 2012. Shares earned, if any, will be issued following each respective three-year performance period. The amounts shown reflect the grant date fair value of the awards assuming achievement of the target performance goals. The maximum share award value that could be issued for each of 2011 and 2010 for Mr. Klosterman is $288,000 and $271,000, respectively, and for Mr. Richardson is $88,000 and $86,000 respectively.

(2)	The amounts shown represent the aggregate grant date fair value computed in accordance with FASB ASC Topic 718. The assumptions used in calculating the stock option award amount may be found in Note 8 to the audited financial statements in our Annual Report on Form 10-K for the fiscal year ended June 30, 2011. The material terms of these options are set forth in the Outstanding Equity Awards at Fiscal Year-End table below.

(3)	The amounts shown represent the cash bonuses earned under the Company’s annual incentive program.

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(4)	Includes amounts paid or accrued for the following perquisites and personal benefits: car allowance or company-provided car, tax planning services, country club dues, supplemental health insurance, furniture program, company retirement plan contributions and matching contributions to our 401(k) plan. The amounts of our contribution to the senior officer supplemental retirement plan for 2011 and 2010 for Mr. Klosterman were $170,000 and $93,000, respectively, and for Mr. Richardson were $26,000 and $16,000, respectively.

(5)	Includes for Mr. Dreher amounts paid for the following perquisites and personal benefits: car allowance, tax planning services, country club dues, supplemental health insurance and matching contributions to the Company’s 401(k) plan.

Annual Incentive Program. The plan is structured as an annual cash payment tied to the achievement of Company objectives during the fiscal year. The incentive award levels are expressed as a percentage of the named executive officer’s salary ranging from 40% to 75% based on the individual’s responsibility level and total compensation. The objectives for fiscal year 2011 for each of the named executive officers, including weighting for each objective, were (i) Mr. Klosterman – 60% diluted earnings per share, 20% net sales, and 20% free cash flow; (ii) Mr. Dreher – 20% diluted earnings per share, 10% net sales, 10% free cash flow, and 60% related to individual goals; and (iii) Mr. Richardson – 30% diluted earnings per share, 10% net sales, 10% free cash flow, and 50% related to individual goals.

Long-Term Management Incentive Compensation Plan. The plan provides for shares of common stock and cash to be awarded to officers and key employees (excluding Mr. Dreher) based on performance targets set by the Nominating and Compensation Committee of the Board. The Company’s shareholders approved 500,000 shares to be issued under the plan. No shares have been issued as of June 30, 2011. The committee has selected consolidated operating results for organic net sales (weighted 20%) and fully-diluted earnings per share (weighted 80%) for each three-year performance period. The Committee has also specified that payouts, if any, for awards earned will be 60% Company common stock and 40% cash.

Retirement Savings Plans. We maintain the Flexsteel Industries, Inc. Salaried Employees Retirement and 401(k) Plan, referred to as the Retirement Plan, a qualified plan available generally to all salaried employees. The Retirement Plan provides that we can make discretionary contributions, on a non-discriminatory basis, under the Retirement Plan. There was no discretionary contribution during fiscal years 2011 and 2010. The Retirement Plan also provides for each participant to make elective contributions up to 50% of base salary and annual cash bonus (pay), subject to Internal Revenue Code limits, which are matched by us at 25% of the first 4% of pay contributed by the participant. In addition, the Retirement Plan requires that we contribute 4% of pay up to the Social Security base and 6% of pay in excess of the Social Security base on behalf of each participant in the plan. The amount of these matching contributions and other required company contributions is shown in the Summary Compensation Table in the column titled “All Other Compensation” above.

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Voluntary Deferred Compensation. We maintain the Flexsteel Industries, Inc. Voluntary Deferred Compensation Plan, referred to as the Voluntary Plan, which allows our executive officers (excluding Mr. Dreher) the opportunity to voluntarily defer, based on annual elections, 10% to 30% of their base salary, 10% to 100% of annual incentive compensation and 33% to 100% of their long-term incentive compensation. We offer this opportunity to our executive officers to assist them in income tax and estate planning purposes. The executive officer may elect an earnings credit based on the prime interest rate effective on January 1 of each calendar year, the annual return of the S&P 500 Index as of the end of the calendar year, or a combination of the two. Distributions are made upon the earliest of the participant’s death, disability, or the date which is six months after the date of the executive’s separation of service from the Company. The Voluntary Plan does not permit us to make contributions.

Senior Officer Supplemental Retirement Plan. We maintain supplemental retirement plans, collectively referred to as the Supplemental Plan, which provides for additional annual defined contributions toward retirement benefits to our senior executive officers (excluding Mr. Dreher). The additional contribution is stipulated in the executive’s individual agreements or in the document governing the arrangements. Earnings are credited to the accumulated contributions based on the investment return of assets we designate for this obligation. The amount of the contribution for each named executive officer is reported in the Summary Compensation Table in the column titled “All Other Compensation”. Distributions begin when the executive attains age 65 and retires or in some cases when the executive terminates employment. Distributions are paid in installments or lump sums as elected by the executive. Under the Supplemental Plan our named executive officers are entitled to monthly payments of $5,000 until they reach or would have reached age 65 upon termination of employment due to death or disability.

Employment Agreement for Donald D. Dreher. On October 1, 2006, we entered into an employment agreement with Donald D. Dreher, a Senior Vice President of Flexsteel and Chief Executive Officer and President of DMI Furniture, Inc. and on June 27, 2008, we entered into an amendment to the employment agreement extending the term of the agreement from December 31, 2009 to September 30, 2012. On December 15, 2010, we entered into the second amendment to the employment agreement extending the term of the agreement to December 31, 2014, unless terminated prior to that time as provided in the employment agreement. We have the right to terminate the employment agreement upon 30 days advance notice without cause and can terminate the employment agreement for cause (as defined in the employment agreement) upon 120 days advance notice. Under the terms of the employment agreement, Mr. Dreher is entitled to a base annual salary of $391,200 and an annual bonus, subject to achieving annual performance levels established by the Nominating and Compensation Committee, of not less than $50,000, unless our subsidiary, DMI Furniture, Inc., reports a financial pre-tax loss (before this bonus) in which case no

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bonus shall be paid. Mr. Dreher’s employment agreement also provides that we provide him with life insurance; health, disability and travel accident insurance consistent with DMI Furniture, Inc’s coverage; automobile allowance; reimbursement for certain medical care expenses; personal tax and financial planning expense allowance; and country club dues. If the employment agreement is terminated without cause prior to December 31, 2014, Mr. Dreher is entitled to payment in one lump sum of the balance of his base salary through December 31, 2014 so long as he agrees to comply with the noncompete provisions of the employment agreement. The employment agreement also contains a 24-month post-termination noncompete provision and non-solicitation and confidentiality provisions. Assuming Mr. Dreher was terminated without cause effective June 30, 2011, he would have been entitled to an estimated lump sum cash severance payment in the aggregate amount of approximately $978,000. The foregoing amounts are estimates of the amounts that would have been paid out to Mr. Dreher upon his termination of employment. The actual amounts to be paid out can only be determined at the time Mr. Dreher in fact terminates employment with us.

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Outstanding Equity Awards at Fiscal Year-End

The following table sets forth certain information relating to equity awards outstanding at June 30, 2011 for each of our named executive officers.

	Option Awards(1)				Stock Awards(2)
Name	Option Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Option Exercise Price ($)	Option Expiration Date	Performance Period	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Ronald J.
Klosterman	12/06/2010	7,500	17.23	12/06/2020	7/1/2009-
	12/07/2009	25,000	8.42	12/07/2019	6/30/2012	7,066	$100,691
	12/10/2007	15,000	12.35	12/10/2017	7/1/2010-
	12/11/2006	15,000	12.65	12/11/2016	6/30/2013	5,727	$81,610
	12/13/2005	12,000	14.40	12/13/2015
	12/14/2004	12,000	16.49	12/04/2014
	11/25/2003	12,000	19.21	11/25/2013
	12/09/2002	10,750	15.925	12/09/2012

Donald D.
Dreher	12/06/2010	5,000	17.23	12/06/2020
	12/07/2009	15,000	8.42	12/07/2019
	12/08/2008	5,320	6.81	12/08/2018
	12/10/2007	10,000	12.35	12/10/2017
	12/11/2006	10,000	12.65	12/11/2016
	12/13/2005	10,750	14.40	12/13/2015
	12/14/2004	10,000	16.49	12/04/2014
	11/25/2003	8,000	19.21	11/25/2013

James R.
Richardson	12/06/2010	5,000	17.23	12/06/2020	7/1/2009-
	12/10/2007	10,000	12.35	12/10/2017	6/30/2012	2,233	$31,820
	12/11/2006	10,000	12.65	12/11/2016	7/1/2010-
	12/13/2005	10,750	14.40	12/13/2015	6/30/2013	1,750	$24,938
	12/14/2004	10,750	16.49	12/04/2014
	11/25/2003	10,750	19.21	11/25/2013
	12/09/2002	10,750	15.925	12/09/2012

__________________

(1)	All option awards are fully vested as of the date of grant.

(2)	The amounts shown represent the potential three-year performance stock awards granted under the Long-Term Management Incentive Plan for each performance period. No shares will be issued unless the minimum specific performance goals set by the Nominating and Compensation Committee are met. Shares earned, if any, will be issued following each respective three-year performance period. The amounts shown reflect the fair value of the awards as of June 30, 2011 closing stock price ($14.62 per share) assuming achievement of the minimum performance goals.

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DIRECTOR COMPENSATION

The following table sets forth the cash and non-cash compensation for fiscal 2011 awarded to or earned by each of our directors who is not also a named executive officer.

Name (4)	Fees Earned or Paid in Cash ($)(1)	Option Awards ($)(2)	Total ($)
L. Bruce Boylen	55,500	12,100	67,600
Mary C. Bottie	44,750	12,100	56,850
Lynn J. Davis	45,500	12,100	57,600
Robert E. Deignan	43,950	12,100	56,050
Thomas E. Holloran(3)	45,500	12,100	57,600
Thomas M. Levine	21,200	12,100	33,300
Robert J. Maricich	19,650	12,100	31,750
Eric S. Rangen	46,700	12,100	58,800
Nancy E. Uridil	19,650	12,100	31,750

__________________

(1)	Each Director who is not an employee of the Company is paid a retainer at the rate of $15,000 per year. In addition, each is paid a fee of $3,750 for each Board meeting each attends. The Chairman of the Board is paid a retainer of $26,200 per year and a fee of $6,550 for each Board meeting attended. For attending a committee meeting or a meeting of independent directors each is paid a fee of $1,550. The Chairman of each Committee is paid $1,750 for each meeting attended. We pay no additional remuneration to our employees who are Directors.

(2)	The amounts shown represent the aggregate grant date fair value computed in accordance with FASB ASC Topic 718. The assumptions used in calculating the stock option award amount may be found in Note 8 to the audited financial statements in our Annual Report on Form 10-K for the fiscal year ended June 30, 2011. Each Director who is not employed by us receives on the first business day after each annual meeting a non-discretionary, non-qualified stock option grant for 2,500 shares valued at fair market value on the date of grant, exercisable for 10 years. Each person who becomes for the first time a non-employee member of the Board, including by reason of election, appointment or lapse of three (3) years since employment by us, will receive an immediate one-time option grant for 2,500 shares.

(3)	We have a long-standing agreement with Thomas E. Holloran pursuant to which we will pay to him, or his beneficiaries, $20,000 after he ceases to be a Director as additional compensation in recognition of Director services rendered.

(4)	As of June 30, 2011, each Director who is not an employee had the following stock options outstanding; Mr. Boylen, 23,500 options; Ms. Bottie, 17,500 options; Mr. Davis, 20,000 options; Mr. Deignan, 17,500 options; Mr. Holloran, 22,500 options; Mr. Levine, 2,500 options; Mr. Maricich, 2,500 options; Mr. Rangen, 24,500 options; and Ms. Uridil, 2,500 options.

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CORPORATE GOVERNANCE

Board of Directors

Our Board of Directors is currently comprised of the thirteen members identified under Proposal 1 (Election of Directors). During the fiscal year ended June 30, 2011, four meetings of the Board were held. All of the directors of the Company attended no less than 75% of the meetings of the Board and the committees on which they served. The Company does not have a formal policy regarding attendance by Board members at the Company’s annual meetings, but the Board encourages all its members to attend the annual meeting of shareholders. All members of the Board of Directors attended the prior year’s annual meeting.

The Board has determined that the following directors, which constitute a majority of the Board of Directors, are independent directors as defined by The NASDAQ Stock Market listing standards: Mary C. Bottie, L. Bruce Boylen, Lynn J. Davis, Robert E. Deignan, Thomas E. Holloran, Thomas M. Levine, Robert J. Maricich, Eric S. Rangen and Nancy E. Uridil. The independent directors meet periodically in executive session without the Chief Executive Officer or other management directors present. Thomas E. Holloran presides at these meetings.

Board Leadership Structure

The Board elected an independent director, Mr. Boylen, to serve as Chairman of the Board. Our By-Laws provide that the Chairman of the Board may be an independent director or the Chief Executive Officer of the Company. In making leadership determinations, the Board considers many factors including the specific needs of the business and what is in the best interest of our shareholders. The Board believes that presently it is in the best interest of the Company that the positions of Chairman of the Board and Chief Executive Officer are separate. The Board believes that this separation is presently appropriate as it allows the Chief Executive Officer to focus primarily on leading our day-to-day operations while the Chairman of the Board can focus on leading the Board.

Ability of Shareholders to Communicate with the Board of Directors

The Board has provided the means by which shareholders may send communications to the Board or to individual members of the Board. Such communications, whether by letter, email or telephone should be directed to the Secretary of the Company who will forward them to the intended recipients. However, unsolicited advertisements or invitations to conferences or promotional material, in the discretion of the Secretary, may not be forwarded to the directors.

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Committees of the Board

Our Board of Directors has established two standing committees of the Board. The names of the committees and the principal duties are as follows:

Audit and Ethics Committee — Confers with the independent registered public accounting firm on various matters, including the scope and results of the audit; authorizes special reviews or audits; reviews internal auditing procedures and the adequacy of internal controls; and reviews policies and practices respecting compliance with laws, conflicts of interest and ethical standards of the Company. The Committee held seven meetings during the fiscal year ended June 30, 2011. The Committee members are Eric S. Rangen - Chair, Lynn J. Davis, Thomas E. Holloran and Thomas M. Levine. The Board has adopted a written charter for the Audit and Ethics Committee. The Board believes all Audit and Ethics Committee members are independent as defined by The NASDAQ Stock Market listing standards. The Board has determined that three members of the Audit and Ethics Committee qualify as “audit committee financial experts” within the meaning of the Securities Exchange Act of 1934, as amended, referred to as the 1934 Act, and have designated Eric S. Rangen, Lynn J. Davis and Thomas M. Levine as audit committee financial experts.

Nominating and Compensation Committee — Makes recommendations regarding Board compensation; reviews performance and compensation of all executive officers; determines stock option grants; advises regarding employee benefit plans; reviews timely proposed nominations received from any source including nominations by shareholders and makes recommendations to the Board regarding all director nominees; and develops and maintains succession planning policies and criteria for senior executives and Board members.

The Board has adopted a written charter for the Nominating and Compensation Committee. The Board believes all Nominating and Compensation Committee members are independent as defined by The NASDAQ Stock Market listing standards. The Committee held four meetings during the fiscal year ended June 30, 2011. The Committee members are Mary C. Bottie - Chair, Robert E. Deignan, Robert J. Maricich and Nancy E. Uridil.

Stock Option Granting Policy — The Nominating and Compensation Committee has formalized its stock option granting practices by adopting a policy for the grant of stock options. The policy reflects the Nominating and Compensation Committee’s long-standing approach to stock option grants described above. In addition, the policy provides, among other things, that all grants of stock options must be approved by the Nominating and Compensation Committee at in person or telephonic meetings generally on an annual basis; stock options may not be granted to a current director, officer or employee during any quarterly or other blackout period as defined in our insider trading policy; the grant date for each option will be the date of the Nominating and Compensation

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Committee meeting at which action was taken to approve the stock option; the exercise price for the stock option will be equal to the last sale price per share of our common stock as reported on The NASDAQ Stock Market on the grant date; specifies procedures for granting stock options to newly hired executives; and that any program, plan or practice to time or select the grant dates of stock options in coordination with the release by us of material non-public information is prohibited.

Nomination Matters — The Nominating and Compensation Committee of the Board of Directors is responsible for making recommendations to the Board concerning nominees for election as directors and nominees for Board vacancies. When assessing a director candidate’s qualifications, the Nominating and Compensation Committee considers the candidate’s expertise in finance, general management, human resources, legal training, marketing, sales, operations, manufacturing, supply-chain management, and company culture, independence, high ethical standards, and uncompromising integrity. In addition, the Nominating and Compensation Committee looks at the overall composition of the Board and how a candidate would contribute to the overall synergy and collaborative process of the Board. The Nominating and Compensation Committee has not established specific minimum eligibility requirements for candidates other than high ethical standards, uncompromising integrity, commitment to act in the best interests of the shareholders, requirements relating to age and ensuring that a substantial majority of the board remains independent.

In addition to the considerations described above, our Nominating and Compensation Committee considers diversity in its evaluation of candidates for Board membership. Although the Company has no formal diversity policy, the Board believes that diversity with respect to factors such as background, experience, skills, race, gender and national origin is an important consideration in board composition. The Nominating and Compensation Committee discusses diversity considerations in connection with each candidate, as well as on a periodic basis in connection with the composition of the Board as a whole.

 If the Nominating and Compensation Committee approves a candidate for further review following an initial screening, the Nominating and Compensation Committee will establish an interview process for the candidate.  Generally, the candidate will meet with the members of the Nominating and Compensation Committee, along with our Chief Executive Officer.  Contemporaneously with the interview process, the Nominating and Compensation Committee will conduct a comprehensive conflicts-of-interest assessment of the candidate.  The Nominating and Compensation Committee will consider reports of the interviews and the conflicts-of-interest assessment to determine whether to recommend the candidate to the full Board.  The Nominating and Compensation Committee will also take into consideration the candidate’s personal attributes, including, without limitation, personal integrity, loyalty to us and concern for our success and

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welfare, willingness to apply sound and independent business judgment, awareness of a director’s vital part in good corporate citizenship and image, time available for meetings and consultation on Company matters and willingness to assume broad, fiduciary responsibility.

Recommendations for candidates to be considered for election to the Board at our annual shareholder meetings may be submitted to the Nominating and Compensation Committee by our shareholders.  Candidates recommended by our shareholders will be considered under the same standards as candidates that are identified by the Nominating and Compensation Committee.  Any nominations for director to be made at an annual meeting of shareholders must be made in accordance with the requirements described in the section of this Proxy Statement entitled Proposals By Shareholders. To enable the committee to evaluate the candidate’s qualifications, shareholder recommendations must include the following information:

•	The name, age, business address and, if known, residence address of each nominee proposed in such notice;

•	The principal occupation or employment of each such nominee; and

•	The number of shares of stock of the Company, which are beneficially owned by each such nominee.

Committee Charters — Subject to applicable law and regulatory requirements, the Board may establish additional or different committees from time to time. The charters of the Audit and Ethics Committee and Nominating and Compensation Committee are available at www.flexsteel.com.

Audit and Ethics Committee Report

The Audit and Ethics Committee has reviewed and discussed the audited financial statements with management. The Audit and Ethics Committee has discussed with Deloitte & Touche LLP, the Company’s independent registered public accounting firm, the matters required to be discussed by Statements on Auditing Standards (SAS) No. 61 and 90 “Communication with Audit Committees”, as amended, as adopted by the Public Company Accounting Oversight Board, referred to as the PCAOB in Rule 3200T. The Audit and Ethics Committee has received the written disclosures and the letter from Deloitte & Touche LLP required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committee,” as adopted by the PCAOB in Rule 3200T, as may be modified or supplemented, and has discussed with Deloitte & Touche LLP, the firm’s independence. Based on the review and discussions referred to above in this report, the Audit and Ethics Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the last fiscal year for filing with the SEC.

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This report has been prepared by members of the Audit and Ethics Committee. Members of this Committee are:

Eric S. Rangen	Lynn J. Davis	Thomas E. Holloran	Thomas M. Levine
Chair

Risk Oversight

Our Board of Directors is responsible for consideration and oversight of risks facing Flexsteel. Together with the Board’s standing committees, the Board is responsible for ensuring that material risks are identified and managed appropriately. The Board and its committees, regularly review strategic, operational, financial, compensation and compliance risks with senior management. The Audit and Ethics Committee performs a central oversight role with respect to financial and compliance risks, and reports on its findings at each regularly scheduled meeting of the full Board. The Audit and Ethics Committee also is responsible for assessing risk related to our capital structure, significant financial exposures, our risk management and major insurance programs and our employee pension plan policies and performance and regularly evaluates financial risk associated with such programs. The Nominating and Compensation Committee considers risk in connection with its design of compensation programs for our executives.

Code of Ethics

The Company has had a written code of ethics titled Guidelines for Business Conduct for many years. The code of ethics applies to the Company’s directors and employees including the Chief Executive Officer, Chief Financial Officer and Principal Accounting Officer. The code of ethics includes guidelines relating to the ethical handling of actual or potential conflicts of interest, compliance with laws, accurate financial reporting, and procedures for promoting compliance with, and reporting violations of, the code of ethics. The code of ethics is available on the Company’s website at www.flexsteel.com. The Company intends to post any amendments to or waivers of its code of ethics (to the extent applicable to the Company’s Chief Executive Officer, Chief Financial Officer or Principal Accounting Officer) at this location on its website.

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OWNERSHIP OF STOCK BY
DIRECTORS AND EXECUTIVE OFFICERS

The table below sets forth the shares of the Company’s common stock beneficially owned by the Company’s directors, the named executive officers, and by all directors and executive officers as a group as of September 15, 2011. Unless otherwise indicated, to the best knowledge of the Company, all persons named in the table have sole voting and investment power with respect to the shares shown.

Name	Title	Amount of Common Stock Beneficially Owned(1)(2)		Percent of Common Stock Outstanding(5)
Jeffrey T. Bertsch	Senior Vice President Corporate Services, Director	362,038	(3)(4)	5.3%
Mary C. Bottie	Director	17,600		0.3%
L. Bruce Boylen	Chairman of the Board of Directors	23,500		0.3%
Patrick M. Crahan	Senior Vice President Commercial Seating, Director	215,120	(4)	3.2%
Lynn J. Davis	Director	27,500		0.4%
Robert E. Deignan	Director	25,500		0.4%
Donald D. Dreher	Senior Vice President, President and Chief Executive Officer DMI Furniture, Inc.	89,750		1.3%
Thomas E. Holloran	Director	35,180		0.5%
Ronald J. Klosterman	Chief Executive Officer and President, Director	225,268		3.3%
Thomas M. Levine	Director	2,500		0.0%
Robert J. Maricich	Director	7,500		0.1%
Eric S. Rangen	Director	25,000		0.4%
James R. Richardson	Senior Vice President Sales and Marketing, Director	345,175	(4)	5.1%
Nancy E. Uridil	Director	2,500		0.0%
All Directors and Executive Officers as a Group (17)		1,783,963		23.8%

__________________

(1)	Includes the following number of shares which may be acquired by exercise of stock options: J.T. Bertsch – 103,000; M.C. Bottie – 17,500; L.B. Boylen – 23,500; P.M. Crahan – 70,860; L.J. Davis – 20,000; R.E. Deignan – 17,500; D. D. Dreher – 74,070; T.E. Holloran – 22,500; R. J. Klosterman – 109,250; E.S. Rangen – 24,500; J.R. Richardson – 68,000.

(2)	Includes shares, if any, owned beneficially by their respective spouses.

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(3)	Does not include 137,858 shares held in irrevocable trusts for which trusts American Trust & Savings Bank serves as sole trustee. Under the Terms of Trust, J. T. Bertsch has a possible contingent interest in each trust. J. T. Bertsch disclaims beneficial ownership in the shares held by each such trust.

(4)	Includes the following number of shares deferred pursuant to election to participate in the Company’s Voluntary Deferred Compensation Plan: J.T. Bertsch – 9,769; P.M. Crahan – 12,049; J.R. Richardson – 15,049.

(5)	Shares of the Company’s common stock not outstanding but deemed beneficially owned because the respective person or group has the right to acquire the shares as of September 15, 2011, or within 60 days of such date, are treated as outstanding for purposes of calculating the percentage of common stock outstanding for such person or group.

OWNERSHIP OF STOCK BY
CERTAIN BENEFICIAL OWNERS

To the best knowledge of the Company, no person owns beneficially 5% or more of the outstanding common stock of the Company as of September 15, 2011 except as is set forth below. Unless otherwise indicated, to the best knowledge of the Company, all persons named in the table have sole voting and investment power with respect to the shares shown.

Name and Address of Beneficial Owner	Amount of Common Stock Beneficially Owned (1)		Percent of Class(2)
Dimensional Fund Advisors LP, 6300 Bee Cave Rd., Bldg. One, Austin, TX 78746	551,063	(3)	8.2%
AT Bancorp, 895 Main St., Dubuque, IA 52004-0938	452,268	(4)	6.7%
Carrie T. Bertsch Bleile, P.O. Box 877, Dubuque, IA 52004	366,225	(5)(6)	5.4%
Jeffrey T. Bertsch, P.O. Box 877, Dubuque, IA 52004	362,038	(5)(6)(7)(8)	5.3%
James R. Richardson, P.O. Box 877, Dubuque, IA 52004	345,175	(6)(8)	5.1%
Perritt Capital Management, Inc., 300 South Wacker Dr., Suite 2880, Chicago, IL 60606	338,391	(9)	5.0%

__________________

(1)	To the best knowledge of the Company, no beneficial owner named above has the right to acquire beneficial ownership in additional shares, except as disclosed in footnotes (1) and (4) of Ownership of Stock by Directors and Executive Officers.

(2)	Shares of the Company’s common stock not outstanding but deemed beneficially owned because the respective person or group has the right to acquire the shares as of September 15, 2011, or within 60 days of such date, are treated as outstanding for purposes of calculating the percentage of common stock outstanding for such person or group.

(3)	The number of shares beneficially owned is based on information provided in a Schedule 13G filed with the Securities and Exchange Commission on February 11, 2011, which reflects sole voting power with respect to 547,697 shares and shared dispositive power with respect to 551,063 shares.

(4)

The number of shares beneficially owned is based on information provided in a Schedule 13F filed with the Securities and Exchange Commission on August 5, 2011, which reflects sole voting power with respect to 442,033 shares and investment discretion over 452,268 shares.

(5)	Carrie T. Bertsch Bleile and Jeffrey T. Bertsch are siblings.

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(6)	Includes the following number of shares which may be acquired by exercise of stock options: J.T. Bertsch – 103,000; J.R. Richardson – 68,000; Carrie T. Bertsch Bleile – 41,300.

(7)	Does not include 137,858 shares held in irrevocable trusts as disclosed in footnote (3) of Ownership of Stock by Directors and Executive Officers.

(8)	Includes the following number of shares deferred pursuant to election to participate in the Company’s Voluntary Deferred Compensation Plan: J.T. Bertsch – 9,769; J.R. Richardson – 15,049.

(9)	The number of shares beneficially owned is based on information provided in a Schedule 13G filed with the Securities and Exchange Commission on February 7, 2011, which reflects sole voting and dispositive power over 29,083 shares and shared voting and dispositive power over 309,308 shares.

EXECUTIVE OFFICERS

The executive officers of the Company, their ages, positions (in each case as of June 30, 2011), and the year they were first elected or appointed an officer of the Company, are as follows:

Name (age)	Position (date first became officer)
Ronald J. Klosterman (63)	Chief Executive Officer and President (1989)
Jeffrey T. Bertsch (56)	Senior Vice President of Corporate Services (1989)
Thomas D. Burkart (68)	Senior Vice President of Vehicle Seating (1984)
Patrick M. Crahan (63)	Senior Vice President of Commercial Seating (1989)
Donald D. Dreher (61)	Senior Vice President (2004), and President & CEO of DMI Furniture, Inc. (1986)
James E. Gilbertson (61)	Senior Vice President of Vehicle Seating (1989)
Timothy E. Hall (53)	Senior Vice President-Finance, Chief Financial Officer, Treasurer & Secretary (2000)
James R. Richardson (67)	Senior Vice President of Residential Sales and Marketing (1979)

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Deloitte & Touche LLP was the Company’s independent registered public accounting firm in fiscal 2011. The Audit and Ethics Committee pre-approves both the type of services to be provided by Deloitte & Touche LLP and the estimated fees related to these services. The Audit and Ethics Committee reviewed professional services and the possible effect on Deloitte & Touche LLP’s independence was considered. The Audit and Ethics Committee has considered and found the provision of services for non-audit services compatible with maintaining Deloitte & Touche LLP’s independence.

	2011	2010
Audit Fees(1)	$357,500	$376,000
Tax Fees(2)	15,000	—
	$372,500	$376,000

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__________________

(1)	Professional fees and expenses for the audit of financial statements for fiscal 2011 and fiscal 2010 consisted of (i) audit of the Company’s annual consolidated financial statements; (ii) reviews of the Company’s quarterly consolidated financial statements; (iii) employee benefit plan audits; (iv) consents and other services related to Securities and Exchange Commission matters; and (v) consultations on financial accounting and reporting matters arising during the course of the audit and reviews. Fiscal 2010 also included internal control over financial reporting services.

(2)	Professional fees and expenses for tax services billed in fiscal 2011 consisted of general tax planning and advice.

EQUITY COMPENSATION PLAN INFORMATION

The following table summarizes information as of June 30, 2011 about the Company’s equity compensation plans, including the Company’s stock option plans and long-term management incentive plan. All of these plans have been approved by shareholders.

Plan Category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights	(b) Weighted- average exercise price of outstanding options, warrants and rights	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	1,045,903	$13.56	855,006
Equity compensation plans not approved by security holders	—		—
Total	1,045,903	$13.56	855,006

INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS

Management Directors’ Interests in Financial Institutions

Jeffrey T. Bertsch, an executive officer and director of the Company, is a director of American Trust and Savings Bank where the Company maintains an unsecured, $8.0 million line of credit and where its routine daily banking transactions are processed. In addition, the Company has unfunded deferred compensation plans. Funds of the deferred compensation plans are held in a Rabbi Trust. The Rabbi Trust assets are administered by American Trust and Savings Bank’s trust department. The Company receives no special services or pricing on the services performed by this bank due to the directorship of Mr. Bertsch. At June 30, 2011 and 2010, no amounts were outstanding on the line of credit. It is expected that the Company’s relationship with this bank will continue in the future.

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Proposals By Shareholders

Shareholders wishing to have a proposal considered for inclusion in the Company’s proxy statement for the 2012 annual meeting must submit the proposal in writing and direct it to the Secretary of the Company at the address shown in this proxy statement. The Company must receive it no later than June 30, 2012. The proposal must be in accordance with the provisions of Rule 14a-8 promulgated by the SEC under the 1934 Act. It is suggested the proposal be submitted by certified mail, return receipt requested. Shareholders who intend to present any other proposal or nominate a person to be elected as a director at the 2012 annual meeting must provide the Company notice of such proposal no later than September 7, 2012. However, if the 2012 annual meeting is to be held before November 6, 2012 or after February 4, 2013, then the proposal or nomination must be received before the later of (i) the close of business on the 10th day following the day on which notice of the meeting date is mailed or public disclosure of the meeting date is made, whichever occurs first, and (ii) the close of business 90 days before the 2012 annual meeting. The proposal or nomination must contain the specific information required by our bylaws. You may obtain a copy of our bylaw by writing to our Corporate Secretary. The Company reserves the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

Section 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our officers and directors, and persons who own more than ten percent of a registered class of our equity securities, to file reports of ownership and changes in ownership with the SEC. Officers, directors and greater than ten percent shareholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

Based on the Section 16(a) forms furnished to us and other information, we believe that all officers, directors and greater than ten percent shareholders met all applicable filing requirements under Section 16(a) during fiscal 2011.

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Other Matters

The percentage total number of the outstanding shares represented at each of the last three years shareholders’ annual meetings was as follows: 2008 – 89.3%; 2009 – 92.4%; 2010 – 81.9%.

A copy of the Company’s Annual Report on Form 10-K for the year ended June 30, 2011, other reports filed or furnished with or to the Securities and Exchange Commission, our Guidelines for Business Conduct, Audit and Ethics Committee Charter and Nominating and Compensation Committee Charter are available , without charge, on the Company’s website at www.flexsteel.com or by writing to the Office of the Secretary, Flexsteel Industries, Inc., P.O. Box 877, Dubuque, Iowa 52004-0877.

The Board does not know of any other matter which may come before the meeting. However, should any other matter properly come before the meeting, the persons named in the proxy card will vote in accordance with their judgment upon such matters.

Shareholders are urged to vote, date, sign and return the proxy card in the enclosed envelope to which no postage need be affixed if mailed in the United States. Prompt response is helpful and your cooperation will be appreciated.

BY ORDER OF THE BOARD OF DIRECTORS

TIMOTHY E. HALL
Secretary

Dated:	October 28, 2011 Dubuque, Iowa

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON
DECEMBER 12, 2011.

The Company’s Proxy Statement for the 2011 Annual Meeting of Shareholders and 2011 Annual Report to Shareholders are available at www.flexsteel.com in the “About Flexsteel” section under “Investor Relations”.

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Notice of 2011
Annual Meeting
and
Proxy Statement

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Company’s Proxy Statement and Annual Report are available at www.flexsteel.com in the “About Flexsteel” section under “Investor Relations”.

FLEXSTEEL INDUSTRIES, INC.	THIS PROXY IS SOLICITED ON BEHALF OF THE
P.O. BOX 877	BOARD OF DIRECTORS FOR THE ANNUAL MEETING
DUBUQUE, IA 52004-0877	OF SHAREHOLDERS TO BE HELD DECEMBER 12, 2011

The undersigned, a shareholder of Flexsteel Industries, Inc., hereby appoints Eric S. Rangen and Lynn J. Davis, and each of them, as proxies, with full power of substitution, to vote on behalf of the undersigned the same number of shares which the undersigned is then entitled to vote at the Annual Meeting of the Shareholders of Flexsteel Industries, Inc., to be held on Monday, December 12, 2011 at 2:00 P.M. at the Hilton Minneapolis, 1001 Marquette Avenue, Minneapolis, Minnesota 55403, and at any adjournments or postponements thereof as follows:

The Board of Directors recommends a vote FOR:

Proposal No. I – Election of three (3) Class I Directors (Terms will Expire at the 2014 Annual Meeting):

Ronald J. Klosterman (Class I)		Thomas M. Levine (Class I)		Robert J. Maricich (Class I)

☐	FOR all Nominees	☐	WITHHELD from all Nominees	☐	FOR ALL EXCEPT (To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the name(s) of the nominee(s) on the line below.

In their discretion to vote upon such other business as may properly come before the meeting, or any adjournments or postponements thereof.

(Important: continued, and to be signed and dated, on the reverse side)

(Continued from other side)

The Undersigned hereby revokes any proxy or proxies to vote such shares heretofore given.

PLEASE VOTE, DATE, SIGN, AND RETURN IN THE ENCLOSED ENVELOPE.

Dated,	2011.

(Signature)

Signature of shareholder shall correspond exactly with the name appearing hereon. If a joint account, each owner must sign. When signing as attorney, executor, administrator, trustee, guardian or corporate official, give your full title as such.

This proxy when properly executed will be voted in the manner directed hereon by the above-signed shareholder. If no direction is given, this proxy will be voted in accordance with the Board of Directors’ recommendations.